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                                                                    Exhibit 23.3

                         CONSENT OF DORSEY & WHITNEY LLP

Green Tree Lease Finance II, Inc.
1100 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota 55102-1639

We hereby consent to the summary of our opinions under the heading "Risk Factors Risks Related to Bankruptcy" in the Registration Statement on Form S-1 (Registration Nos. 333-67993 and 333-67993-01) of Green Tree Lease Finance II, Inc and Green Tree Lease Finance 1998-1, LLC and the related Prospectus.


                                       /s/ Dorsey & Whitney LLP


December 10, 1997